EXHIBIT 10.31

ARYX THERAPEUTICS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

Section 1.                                         INTRODUCTION.

The ARYx Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”) is hereby established effective May 20, 2009.  The purpose of the Plan is to provide for the payment of severance benefits to certain executive employees of ARYx Therapeutics, Inc. (the “Company”) upon the termination of their employment under specified circumstances.  This Plan shall supersede any executive severance benefit agreement, plan, policy or practice previously maintained or entered into by the Company for or with any Eligible Employee (as defined in Section 2(a)(1) below).  This Plan document is also the Summary Plan Description for the Plan.

Section 2.                                         ELIGIBILITY FOR BENEFITS.

(a)                                General Rules.  Subject to the requirements set forth herein, the Company will grant severance benefits under the Plan to Eligible Employees.

(1)                                 Definition of “Eligible Employee.”  For purposes of this Plan, Eligible Employees shall be those employees of the Company who are approved for participation in the Plan by the Company’s Board of Directors (the “Board”) as listed in APPENDIX A hereto and who sign and return a Participation Agreement in the form attached hereto as APPENDIX B within thirty (30) days following his or her notification of selection for participation in the Plan.  The determination of whether an employee is an Eligible Employee shall be made by the Board, in its sole discretion, and such determination shall be binding and conclusive on all persons.  If an employee who is deemed an Eligible Employee by the Board has an individually negotiated employment agreement with the Company relating to severance benefits that is in effect on his or her termination date, the provisions of that agreement relating to severance benefits shall be superseded by the terms of this Plan; provided, however, that all other remaining provisions of that agreement shall remain in effect.

(2)                                 Release of Claims.  To be eligible to receive benefits under the Plan, an Eligible Employee must execute a general waiver and release in substantially the form attached hereto as EXHIBIT A, EXHIBIT B or EXHIBIT C, as appropriate, within the time provided therein, and such release must become effective in accordance with its terms, but in all cases the release must become effective within 60 days following the date of the Eligible Employee’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).  The Company, in its sole discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.  Such release shall include non-competition and non-solicitation provisions as deemed appropriate by the Company in its sole discretion, in accordance with applicable law.

(3)                                 Return of Property.  To be eligible to receive benefits under the Plan, an Eligible Employee must return all Company property which he or she has had in his or her possession at any time, including but not limited to any materials which contain or embody any proprietary or confidential information of the Company and any computers, mobile telephones or other physical property.

(b)                                Exceptions to Benefit Entitlement.  An employee, including an employee who otherwise is an Eligible Employee, will not receive benefits under the Plan if the employee is terminated for Cause (as defined herein), if the employee resigns without Good Reason (as defined herein), or if the employee’s employment is terminated as a result of the employee’s death or disability, in each case as determined by the Company pursuant to Sections 3(c)(1) and 3(c)(2) below.

Section 3.                                         AMOUNT OF BENEFIT.

(a)                                Termination without Cause or Resignation for Good Reason.  If at any time the Company terminates an Eligible Employee’s employment without Cause (as defined herein), or the Eligible Employee resigns for Good Reason (as defined herein), and such termination constitutes a “separation from service” (as defined above), the Company shall provide the Eligible Employee with the following severance benefits:

(1)                                 A cash severance benefit in an amount equal to six (6) months of the Eligible Employee’s Base Salary (as defined herein), subject to withholdings and deductions, which aggregate amount shall be paid in a single lump sum payment.  On the first regular payroll date following the effective date of the Eligible Employee’s release of claims, the Company will pay the Eligible Employee this cash severance benefit;

(2)                                 Acceleration of the vesting of the unvested shares of common stock held by the Eligible Employee that were issued pursuant to his or her compensatory equity awards and the unvested shares of common stock subject to unexercised stock options then held by the Eligible Employee such that the shares that would have vested under such awards had the Eligible Employee remained employed by the Company for six (6) months following the termination of the Eligible Employee’s employment shall vest and, in the case of options, become immediately exercisable (or, if no shares would vest during such time under an award due to a cliff vesting provision, then the number of shares vesting and becoming exercisable pursuant to this paragraph shall equal the product of (i) the total number of shares subject to the award and (ii) a fraction, the numerator of which is six (6) and the denominator of which is the total number of months in the vesting schedule), with such vesting occurring as of the date of the Eligible Employee’s termination (such acceleration of vesting, the “6 Month Acceleration”); and

(3)                                 Provided that the Eligible Employee is eligible to continue coverage under a health, dental, or vision plan sponsored by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) at the time of the Eligible Employee’s termination and timely elects such continuation of coverage under COBRA, the Company will pay COBRA premiums on behalf of the Eligible Employee for a period of up to six (6) months following the Eligible Employee’s termination of employment (but in no event longer that the date on which the Eligible Employee ceases to be eligible for COBRA).  Upon the conclusion of such period of insurance premium payments made by the Company, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period.  No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment of any applicable insurance premiums will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA.  Therefore, the period during which an Eligible Employee may elect to continue the Company’s health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays in accordance with the foregoing) will be applied in the same manner that such rules would apply in the absence of this Plan.  For purposes of this Section 3(a)(3), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(b)                                Termination without Cause or Resignation for Good Reason Following a Change of Control.  If the Company terminates an Eligible Employee’s employment without Cause, or the Eligible Employee resigns for Good Reason, at any time during the period commencing on the effective date of a Change of Control (as defined herein) and ending thirteen (13) months following the effective date of the Change of Control, and provided such termination constitutes a separation from service, then the Eligible Employee shall be entitled to the benefits set forth in Section 3(a); provided, however, that in lieu of the 6 Month Acceleration, the vesting (and, in the case of options, exercisability) of each then-unvested equity award held by the Eligible Employee shall be fully accelerated, such that 100% of the shares shall be vested and exercisable effective as of the date of the Eligible Employee’s termination of employment.

(c)                                Definitions.

(1)                                 For purposes of this Plan, “Cause” shall mean that the Eligible Employee committed, or there has occurred, one or more of the following: (a) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the Eligible Employee has committed a felony under the laws of the United States or of any state of a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (b) material breach of any agreement entered into between the Eligible Employee and the Company that impairs the Company’s interest therein; (c) willful misconduct, or gross neglect by such Eligible Employee of his or her duties, if such conduct is not cured within seven (7) days of the Eligible Employee’s receipt of written notice (provided that such conduct can reasonably be cured); (d) an unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (e) engagement in any activity that constitutes a material conflict of interest with the Company.  The Eligible Employee’s death or physical or mental disability shall also constitute Cause for termination hereunder.  Cause to terminate employment based on the Eligible Employee’s physical or mental disability shall exist if any illness, disability or other incapacity renders the Eligible Employee physically or mentally unable to regularly perform his or her duties hereunder for a period in excess of sixty (60) consecutive days or more than ninety (90) days in any consecutive twelve (12) month period.  The Board of Directors shall make a good faith determination of whether the Eligible Employee is physically or mentally unable to regularly perform his or her duties, subject to its review and consideration of any physical and/or mental health information provided to it by the Eligible Employee.

(2)                                 For purposes of this Plan, “Good Reason” shall mean the Eligible Employee’s resignation from all positions he or she then-holds with the Company if any one of the following events occurs on or after the commencement of the Eligible Employee’s employment without his or her consent:  (A) (I) any material reduction of the Eligible Employee’s then current annual base salary, except to the extent that the annual base salary of all other officers of the Company is similarly reduced; (II) any material diminution of the Eligible Employee’s duties, responsibilities or authority; (III) any requirement that the Eligible Employee relocate to a work site that would increase his or her one-way commute distance by more than thirty-five (35) miles; or (IV) any material breach by the Company of its obligations under the employment agreement between the Company and the Eligible Employee, (B) the Eligible Employee provides written notice to the Company’s Chief Executive Officer within the 90-day period immediately following such material change or reduction, (C) such material change or reduction is not remedied by the Company within forty-five (45) days following the Company’s receipt of such written notice, and (D) the Eligible Employee’s resignation is effective not later than thirty (30) days after the expiration of such cure period.

(3)                                 Change of Control. For purposes of the Plan, a “Change of Control” shall have the meaning given to the term “Change in Control” as set forth in the Company’s 2007 Equity Incentive Plan in effect on the date hereof and as amended and/or restated from time to time.

(4)                                 For purposes of calculating Plan benefits, “Base Salary” shall mean the Eligible Employee’s base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee’s termination (ignoring any reduction in Base Salary that is the basis for the Eligible Employee’s resignation for Good Reason, as applicable).

(d)                                Other Employee Benefits.  All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) terminate as of the Eligible Employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

(e)                                Certain Reductions.  The Company shall reduce an Eligible Employee’s severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), or (ii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment.  The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan.  In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligation.

Section 4.                                         LIMITATIONS ON PAYMENTS.

(a)                                Taxes and Offsets.  All payments under the Plan will be subject to applicable withholding for federal, state and local taxes.  If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.  In no event shall payment of any Plan benefit be made prior to the Eligible Employee’s separation from service or prior to the effective date of the release described in Section 2(a)(2).

(b)                                Best After Tax.  If any payment or benefit (including payments and benefits pursuant to this Agreement) that an Eligible Employee would receive in connection with a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Payment are paid to the Eligible Employee, which of the following two alternative forms of payment would maximize the Eligible Employee’s after-tax proceeds: (i) payment in full of the entire amount of the Payment (a “Full Payment”), or (ii) payment of only a part of the Payment so that the Eligible Employee receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”), whichever amount results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes).  If a Reduced Payment is made, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and the Eligible Employee shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Eligible Employee.  In the event that acceleration of compensation from the Eligible Employee’s equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant.

The independent professional firm engaged by the Company for general tax audit purposes as of the day prior to the effective date of the Change of Control shall make all determinations required to be made under this Section 4(b).  If the firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized independent professional firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such firm required to be made hereunder.

The firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee.  If the firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Eligible Employee with a statement reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment.  Any good faith determinations of the firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

(c)                                Code Section 409A.  If the Company (or, if applicable, the successor entity thereto) determines that the severance payments and benefits provided under the Plan (the “Plan Payments”) constitute “deferred compensation” under Code Section 409A (together, with any state law of similar effect, “Section 409A”) and an Eligible Employee is a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”) on his or her separation from service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Plan Payments shall be delayed as follows:  on the earlier to occur of (i) the date that is six months and one day after the date of his or her separation from service or (ii) the date of the Eligible Employee’s death (such earlier date, the “Delayed Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to the Eligible Employee a lump sum amount equal to the sum of the Plan Payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date (including reimbursement for any premiums paid by the Eligible Employee for health insurance coverage under COBRA) if the commencement of the payment of the Plan Payments had not been delayed pursuant to this Section 4(c) and (B) commence paying the balance of the Plan Payments in accordance with the applicable payment schedules set forth in Section 3 above.  It is intended that (i) each installment of the Plan Payments provided under this Plan is a separate “payment” for purposes of Section 409A, (ii) all of the Plan Payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under of Treasury Regulation 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Plan will be construed to the greatest extent possible as consistent with those provisions.

Section 5.                                         REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company during the period of time in respect of which Plan Payments have been paid, the Company, in its sole discretion, may require such Eligible Employee to repay to the Company all or a portion of such Plan Payments as a condition of reemployment.

Section 6.                                         RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a)                                Exclusive Discretion.  The Plan Administrator (set forth in Section 11(d)) shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan.  The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b)                                Amendment or Termination.  The Company reserves the right to amend or terminate this Plan (including Appendix A) or the benefits provided hereunder at any time prior to a Change of Control; provided, however, that no such amendment or termination shall materially adversely impair the rights of any Eligible Employee under the Plan without his or her written consent.

Section 7.                                         NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed to (i) give any employee or other person any right to be retained in the employ of the Company or (ii) interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8.                                         LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of Florida.

Section 9.                                         CLAIMS, INQUIRIES AND APPEALS.

(a)                                Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).

(b)                                Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  Any electronic notice will comply with the regulations of the U.S. Department of Labor.  The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)                                 the specific reason or reasons for the denial;

(2)                                 references to the specific Plan provisions upon which the denial is based;

(3)                                 a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)                                 an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)                                Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied.  A request for a review shall be in writing and shall be addressed to the Plan Administrator.

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)                                Decision on Review.  The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review.  The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor.  In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1)                                 the specific reason or reasons for the denial;

(2)                                 references to the specific Plan provisions upon which the denial is based;

(3)                                 a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)                                 a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

(e)                                Rules and Procedures.  The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)                                  Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal.  Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 9, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10.                                  BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 11.                                  OTHER PLAN INFORMATION.

(a)                                Employer and Plan Identification Numbers.  The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 77-0456039.  The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 2009.

(b)                                Ending Date for Plan’s Fiscal Year.  The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c)                                Agent for the Service of Legal Process.  The agent for the service of legal process with respect to the Plan is the Plan Administrator.

(d)                                Plan Sponsor and Administrator.  The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

ARYx Therapeutics, Inc.

6300 Dumbarton Circle

Fremont, CA 94555

The Plan Sponsor’s and Plan Administrator’s telephone number is (510) 585-2200.  The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 12.                                  STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by ARYx Therapeutics, Inc.) are entitled to certain rights and protections under ERISA.  If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a)                                Receive Information About Your Plan and Benefits

(1)                                 Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2)                                 Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description.  The Administrator may make a reasonable charge for the copies; and

(3)                                 Receive a summary of the Plan’s annual financial report, if applicable.  The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b)                                Prudent Actions by Plan Fiduciaries.  In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.  No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c)                                Enforce Your Rights.  If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d)                                Assistance with Your Questions.  If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 13.                                  GENERAL PROVISIONS.

(a)                                Notices.  Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 11(d) and, in the case of an Eligible Employee, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b)                                Transfer and Assignment.  The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company.  This Plan shall be binding upon any person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c)                                Waiver.  Any party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan.  The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)                                Severability.  Should any provision of this Plan (including any appendices hereto) be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e)                                Section Headings.  Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

Section 14.                                  CIRCULAR 230 DISCLAIMER.

THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 CFR PART 10).  ANY ADVICE IN THIS PLAN IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU.  ANY ADVICE IN THIS PLAN WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF PARTICIPATION IN THE COMPANY’S SEVERANCE BENEFIT PLAN.  YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Section 15.                                  EXECUTION.

To record the adoption of the Plan as set forth herein, effective as of May 20, 2009, the Company has caused its duly authorized officer to execute the same as of May 27, 2009.

ARYX THERAPEUTICS, INC.

By:	/s/ Paul Goddard
Paul Goddard, Ph.D.
Chairman of the Board and Chief Executive Officer

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ARYx Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between ARYx Therapeutics, Inc. (the “Company”) and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

While employed by the Company and for two (2) years immediately following the date on which I cease to be employed by the Company for any reason, I agree not to (whether directly or indirectly, personally or through others): (a) encourage, induce, attempt to induce, solicit or attempt to solicit any employee of the Company or any of the Company’s subsidiaries to leave his or her employment with the Company or any of the Company’s subsidiaries, (b) encourage, induce, attempt to induce, solicit or attempt to solicit any customer of the Company or any of the Company’s subsidiaries to reduce or terminate its customer relationship with the Company, or (c) be or become an officer, director, stockholder, owner, co-owner, affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any entity that engages directly or indirectly in competition with the Company; provided, however, that I may, without violating this paragraph, provide services to a business division of a competing entity if such business division does not compete with the Company and my services to the competing entity are limited to such business division, and provided further, that I may own, as a passive investor, an equity interest of any competing entity, so long as my holdings in such entity do not in the aggregate constitute more than 1% of the voting stock of such entity.  I acknowledge that, due to the nature of the Company ‘s business and the products and services provided by the Company, it is possible to compete with the Company from any location within the world, and I acknowledge and agree that it is thus impossible to identify or otherwise limit the geographic scope of this agreement and that it is reasonable for the restrictions contained herein to apply on a worldwide basis.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release.  This general release includes, but is not limited to: (a) all claims arising out of or in any way

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related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Americans with Disabilities Act of 1990, the federal Family and Medical Leave Act (“FMLA”), the California Family Rights Act (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended) and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law or to prohibit me for contesting a claim for indemnification made by the Company or any of the other persons released hereunder.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, pursuant to FMLA, CFRA, or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the later of the date of the termination of my employment and the date it is provided to me.

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EMPLOYEE

Name:

Date:

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For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ARYx Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between ARYx Therapeutics, Inc. (the “Company”) and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

While employed by the Company and for two (2) years immediately following the date on which I cease to be employed by the Company for any reason, I agree not to (whether directly or indirectly, personally or through others): (a) encourage, induce, attempt to induce, solicit or attempt to solicit any employee of the Company or any of the Company’s subsidiaries to leave his or her employment with the Company or any of the Company’s subsidiaries, (b) encourage, induce, attempt to induce, solicit or attempt to solicit any customer of the Company or any of the Company’s subsidiaries to reduce or terminate its customer relationship with the Company, or (c) be or become an officer, director, stockholder, owner, co-owner, affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any entity that engages directly or indirectly in competition with the Company; provided, however, that I may, without violating this paragraph, provide services to a business division of a competing entity if such business division does not compete with the Company and my services to the competing entity are limited to such business division, and provided further, that I may own, as a passive investor, an equity interest of any competing entity, so long as my holdings in such entity do not in the aggregate constitute more than 1% of the voting stock of such entity.  I acknowledge that, due to the nature of the Company ‘s business and the products and services provided by the Company, it is possible to compete with the Company from any location within the world, and I acknowledge and agree that it is thus impossible to identify or otherwise limit the geographic scope of this agreement and that it is reasonable for the restrictions contained herein to apply on a worldwide basis.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release.  This general release includes, but is not limited to: (a) all claims arising out of or in any way

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related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Americans with Disabilities Act of 1990, the federal Family and Medical Leave Act (“FMLA”), the California Family Rights Act (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended) and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law or to prohibit me for contesting a claim for indemnification made by the Company or any of the other persons released hereunder.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, pursuant to FMLA, CFRA, or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

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I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the later of the date of the termination of my employment and the date it is provided to me.

EMPLOYEE

Name:

Date:

3

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ARYx Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between ARYx Therapeutics, Inc. (the “Company”) and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

While employed by the Company and for two (2) years immediately following the date on which I cease to be employed by the Company for any reason, I agree not to (whether directly or indirectly, personally or through others): (a) encourage, induce, attempt to induce, solicit or attempt to solicit any employee of the Company or any of the Company’s subsidiaries to leave his or her employment with the Company or any of the Company’s subsidiaries, (b) encourage, induce, attempt to induce, solicit or attempt to solicit any customer of the Company or any of the Company’s subsidiaries to reduce or terminate its customer relationship with the Company, or (c) be or become an officer, director, stockholder, owner, co-owner, affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any entity that engages directly or indirectly in competition with the Company; provided, however, that I may, without violating this paragraph, provide services to a business division of a competing entity if such business division does not compete with the Company and my services to the competing entity are limited to such business division, and provided further, that I may own, as a passive investor, an equity interest of any competing entity, so long as my holdings in such entity do not in the aggregate constitute more than 1% of the voting stock of such entity.  I acknowledge that, due to the nature of the Company ‘s business and the products and services provided by the Company, it is possible to compete with the Company from any location within the world, and I acknowledge and agree that it is thus impossible to identify or otherwise limit the geographic scope of this agreement and that it is reasonable for the restrictions contained herein to apply on a worldwide basis.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release.  This general release includes, but is not limited to: (a) all claims arising out of or in any way

1

related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Americans with Disabilities Act of 1990, the federal Family and Medical Leave Act (“FMLA”), the California Family Rights Act (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended) and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law or to prohibit me for contesting a claim for indemnification made by the Company or any of the other persons released hereunder.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, pursuant to FMLA, CFRA, or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the later of the date of the termination of my employment and the date it is provided to me.

EMPLOYEE

Name:

Date:

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ARYX THERAPEUTICS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

APPENDIX A

The Company’s Board of Directors has deemed the following executive employees to be eligible for severance benefits under the ARYx Therapeutics, Inc. Executive Severance Benefit Plan (“Eligible Employees”):

John Varian

Daniel Canafax

Pascal Druzgala

David Nagler

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ARYX THERAPEUTICS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

APPENDIX B

Participation Agreement

By signing below, I hereby accept and agree to the terms of the ARYx Therapeutics, Inc. Executive Severance Benefit Plan (the “Plan”).  I understand that my rights under the Plan supersede and replace in their entirety any rights I have under any other prior agreements with the Company to receive accelerated vesting of my compensatory equity awards upon a Change of Control and/or upon any termination of my employment with the Company.  I also understand and agree that the defined terms used in this Plan, including but not limited to “Cause”, “Good Reason” and “Change of Control” supersede and replace in their entirety for all purposes any such definitions or similarly defined concepts that exist in any other agreements I have entered into with the Company.  Capitalized terms used in this Participation Agreement have the meanings set forth in the Plan.

EMPLOYEE

Name:

Date:

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